Exhibit 23.1




                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS
- --------------------------------------------------------------------------------


The Board of Directors
Datamarine International, Inc.


      We consent to the incorporation by reference in the registration statement on Form S-8 of Datamarine International, Inc., relating to the Datamarine International, Inc. 1995 Stock Option Plan for Nonemployee Directors of our report dated December 20, 1995, on our audits of the consolidated financial statements and financial statement schedules of Datamarine International, Inc. and Subsidiaries as of September 30, 1995 and October 1, 1994, and for the years ended September 30, 1995, October 1, 1994 and October 2, 1993 which report is included in the September 30, 1995 Annual Report on Form 10-K of Datamarine International, Inc.


                                       /s/ COOPERS & LYBRAND L.L.P.
                                       --------------------------------------


Seattle, Washington
June 19, 1996